UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 5, 2006

Answers Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-32255	98-0202855
(Commission File Number)	(IRS Employer Identification No.)

Jerusalem Technology Park
The Tower
Jerusalem, Israel 91481
(Address of Principal Executive Offices)

+972-2-649-5000
(Registrant’s Telephone Number, Including Area Code)

_______________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Answers Corporation (the "Company") has withdrawn without prejudice its March 8, 2006 patent infringement claims against Babylon Ltd. (the "Lawsuit"). A decision by the Tel-Aviv District Court handed down on December 4, 2006 in response to the Company's withdrawal motion filed on November 30, 2006, has rendered the Lawsuit dismissed, without prejudice.

The Lawsuit, filed by the Company with the Israeli court system on March 8, 2006, covered infringement of Israel Patent Number 121,457. The patent, entitled "Computerized Dictionary and Thesaurus Applications," covers a computerized searching process of indicating a target word on a display screen and employing at least one word appearing in the vicinity of the target word in order to eliminate ambiguity in the meaning of the target word. The patent was first filed in 1997 and was granted in 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSWERS CORPORATION

By: /s/ Steven Steinberg
Steven Steinberg
Chief Financial Officer

Dated: December 6, 2006